EXHIBIT 21

                        AMCOL INTERNATIONAL CORPORATION
                               SUBSIDIARY LISTING

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Company Name                                                Country                     State        Ownership %
------------------------------------------                  --------------------        -----        -----------

AMCOL International Corporation                             USA                           DE           Parent
ACC-Chem Limited                                            Cyprus                                       100
ACC-Colloid Technology Limited                              Cyprus                                       100
ACP Export, Inc.                                            U.S. Virgin Islands                          100
American Coloid Company                                     USA                           DE             100
American Colloid Company Ltd.                               Canada                      Ontario          100
Ameri-Co Carriers, Inc.                                     USA                           NE             100
CETCO (Europe) Limited                                      England                                      100
Chemdal Corporation                                         USA                           DE             100
Chemdal International Corporation                           USA                           DE             100
Chemdal Limited                                             England                                      100
Chemdal Pty., Ltd.                                          Australia                                    100
Colloid Environmental Technologies Company (CETCO)          USA                           DE             100
Colloid Abwassertechnik GmbH                                Germany                                      100
Colloid Australia Pty., Ltd.                                Australia                                    100
Foundry Supplies Limited                                    England                                      100
Montana Minerals Development Company                        USA                                          100
Nanocor, Inc.                                               USA                           DE             100
Nanocor, Ltd.                                               England                                      100
Nationwide Freight Service, Inc.                            USA                           NE             100
Regeneration Technologies, Inc.                             USA                           DE             100
Superior Absorbents, Inc. (Formerly Colloid-Piepho, Inc.)   USA                           DE             100
Volclay de Mexico, S.A. de C.V.                             Mexico                                        49
Volclay Limited                                             England                                      100
Volclay Standard Pty., Ltd.                                 Australia                                     60

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